Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors of
Save the World Air, Inc.
We hereby consent to the inclusion in this Registration Statement on Form SB-2 for Save the World Air, Inc. of our report dated March 22, 2006, relating to the financial statements of Save the World Air, Inc. as of December 31, 2005 and for the years ended December 31, 2005 and 2004. We also consent to the reference to our firm under the caption “Experts.”
/s/ WEINBERG & COMPANY, P.A.
Weinberg & Company, P.A.
Los Angeles, CA
October 6, 2006